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                                                                     EXHIBIT 8.1

List of subsidiaries of Xinhua Finance Media Limited (the "Reporting Company")

Wholly-owned subsidiaries

1. Xinhua Finance Media (Shanghai) Co., Ltd., incorporated in the People's Republic of China (the "PRC")
2.   Xinhua Finance Media (Beijing) Co., Ltd., incorporated in the PRC
3. Zhongxi Taihe Culture Consultation (Shanghai) Co., Ltd. , incorporated in the PRC
4. Upper Step Holdings Limited, incorporated in the British Virgin Islands (the "BVI")
5.   China Lead Profits Limited, incorporated in the BVI
6.   Jia Luo Consulting (Shanghai) Co., Ltd., incorporated in the PRC
7.   Accord Group Investments Ltd., incorporated in the BVI
8.   Great Triumph Investments Ltd., incorporated in the BVI
9.   New China Media (Shanghai) Co., Ltd., incorporated in the PRC
10.  Xinhua Finance Advertising Limited, incorporated in the BVI
11.  Upper Will Enterprises Limited, incorporated in the BVI
12.  Active Advertising Agency Limited, incorporated in Hong Kong
13.  Active Advertising (Guangzhou) Co., Ltd., incorporated in the PRC.
14.  EconWorld Media Limited, incorporated in Hong Kong
15.  Money Journal Publication Limited, incorporated in Hong Kong
16.  EconWorld Publishing Limited, incorporated in Hong Kong
17.  Financial World (Shanghai) Co., Ltd., incorporated in the PRC
18.  Money Journal Advertising Company Limited, incorporated in Hong Kong
19.  EconWorld (Shanghai) Co., Ltd., incorporated in the PRC
20.  East Alliance Limited, incorporated in the BVI
21. Wuxianshijie (Beijing) Information Technology Co., Ltd., incorporated in the PRC
22.  Xinhua Finance Media (Hong Kong) Limited, incorporated in Hong Kong
23.  Xinhua Finance Media (Convey) Limited, incorporated in the BVI
24.  Convey Advertising (China) Limited, incorporated in Hong Kong
25.  Convey Advertising Company Limited, incorporated in Hong Kong
26.  Convey Media Advertising Limited, incorporated in Hong Kong
27.  Giant Whale Financial Advisory (Shenzhen) Co., Ltd., incorporated in the
     PRC
28.  Profitown Development Limited, incorporated in the BVI
29.  JCBN Company Limited, incorporated in Hong Kong
30.  JTT Advertising Limited, incorporated in Hong Kong
31.  Singshine (Holdings) Hongkong Limited, incorporated in Hong Kong
32.  Guangzhou Excellent Consulting Service Co., Ltd., incorporated in the PRC

Partially-owned subsidiaries

1.   Xinhua Media Entertainment Limited, incorporated in the Cayman Islands
2.   Small World Television Limited, incorporated in Hong Kong
3.   Small World Television LLC, incorporated in the United States
4.   Hyperlink E-data International Ltd., incorporated in the BVI
5.   Hyperlink E-data International (Shanghai) Co., Ltd., incorporated in the
     PRC

Affiliated entities consolidated in the Reporting Company's financial statements



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1.   Shanghai Yuan Zhi Advertising Co., Ltd., incorporated in the PRC
2.   Beijing Century Media Advertising Co., Ltd., incorporated in the PRC
3.   Guangzhou Jingshi Culture Intermediary Co., Ltd., incorporated in the PRC
4.   Beijing Qiannuo Advertising Co., Ltd., incorporated in the PRC
5.   Beijing Taide Advertising Co., Ltd., incorporated in the PRC
6. Shangtuo Zhiyang International Advertising (Beijing) Co., Ltd., incorporated in the PRC
7. Beijing Longmei Television and Broadcast Advertising Co., Ltd., incorporated in the PRC
8.   Shanghai Yuanxin Advertising and Media Co., Ltd., incorporated in the PRC
9.   Shenzhen Active Trinity Advertising Co., Ltd., incorporated in the PRC
10.  Beijing Xintai Huade Advertising Co., Ltd., incorporated in the PRC
11.  Beijing Jingguan Xincheng Advertising Co., Ltd., incorporated in the PRC
12.  Beijing Century Media Culture Co., Ltd., incorporated in the PRC
13.  Shanghai Hyperlink Market Research Co., Ltd., incorporated in the PRC
14.  Guangzhou Hyperlink Market Research Co., Ltd., incorporated in the PRC
15.  Beijing Jingshi Jingguan Advertising Co., Ltd., incorporated in the PRC
16. Beijing Perspective Orient Movie and Television Intermediary Co., Ltd., incorporated in the PRC
17.  Beijing Perspective Orient Advertising Co., Ltd., incorporated in the PRC
18.  Beijing Century Workshop Communications Co., Ltd., incorporated in the PRC
19.  Beijing Golden Ways Animation Production Co., Ltd., incorporated in the PRC
20.  Beijing Pioneer Media Advertising Co., Ltd, incorporated in the PRC
21.  Beijing Linghang Dongli Advertising Co., Ltd., incorporated in the PRC
22.  Beijing Xintai Huazhong Media Technology Co., Ltd., incorporated in the PRC
23.  Beijing Xintai Huaqing Media Technology Co., Ltd., incorporated in the PRC
24.  Beijing Mobile Interactive Co., Ltd., incorporated in the PRC
25.  Guangzhou Singshine Communication Co., Ltd., incorporated in the PRC
26.  Shanghai Singshine Marketing Service Co., Ltd., incorporated in the PRC
27.  Shanghai Liangdian Zhongduan Zhanshi Co., Ltd., incorporated in the PRC
28.  Shanghai Fenghuo Marketing Consulting Co., Ltd., incorporated in the PRC
29.  Shanghai Heju Marketing Consulting Co., Ltd., incorporated in the PRC
30.  Shanghai Paxi Advertising Co., Ltd., incorporated in the PRC
31. Beijing Jinjiu Tianyi Tianjiu Lianhe Advertising Co., Ltd., incorporated in the PRC
32. Shanghai IF Advertisement Design and Production Co., Ltd., incorporated in the PRC
33. Shanghai Yifu Advertisement Design and Production Co., Ltd., incorporated in the PRC
34.  Changzhou Golden Ways Digital Technology Co., Ltd., incorporated in the PRC
35. Shanghai Renhe Movie and Television Intermediary Co., Ltd., incorporated in the PRC
36.  Tianjin Tianyi Tianjiu Advertising Co., Ltd., incorporated in the PRC